EXHIBIT 99.1

GULF COAST COMMUNITY BANK

REVOCABLE PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

The undersigned stockholder of Gulf Coast Community Bank (the “Gulf Coast”), hereby constitutes and appoints [●] and [●], and either of them, with full power of substitution, proxies to vote the number of shares of Gulf Coast common stock that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at the [●], located at [●] at [●], local time,, or at any adjournments thereof (the “Meeting”), upon the proposals described in the Proxy Statement and Notice of Special Meeting of Shareholders, both dated [●], 2016, receipt of which is hereby acknowledged, in the manner specified below.

Proposal 1. Approval of the Agreement and Plan of Merger, dated as of October 12, 2016, by and among The First Bancshares, Inc., The First, A National Banking Association and Gulf Coast, as it may be amended from time to time.

FOR	AGAINST	ABSTAIN

Proposal 2. Approval of the adjournment of the special meeting, if necessary or appropriate, in the event there are not sufficient votes at the time of the Meeting to approve the foregoing proposals.

FOR	AGAINST	ABSTAIN

In their sole discretion, the proxies are authorized to vote upon such other business as may come properly before the Meeting or any adjournment thereof.

[  ] AUTHORIZED [  ] AUTHORITY WITHHELD

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the above proposals, and with discretionary authority on all other matters that may come properly before the Meeting.

Please sign exactly as your name appears on your stock certificate and date. Where shares are held jointly, each stockholder should sign. When signing as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:_______________, 2016
Month Day	Signature of Stockholder

Signature of Other Stockholder
(If held jointly)

THIS PROXY IS SOLICITED ON BEHALF OF GULF COAST’S BOARD OF DIRECTORS AND MAY BE REVOKED BY THE STOCKHOLDER(S) PRIOR TO ITS EXERCISE.